Exhibit 99.1

The ONE Group Hospitality Inc. Announces $10 Million Share Repurchase Authorization

DENVER - September 7, 2022 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today announced that its Board of Directors has authorized the commencement of a share repurchase program for up to $10 million of its outstanding common stock.

“We have the strategies in place to be a differentiated leader in the upscale and polished casual segments and are highly confident in our long-term growth opportunities,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group. “This $10 million repurchase authorization enhances our ability to create value for shareholders and is made possible by our balance sheet strength and commitment to disciplined capital allocation.”

The shares may be repurchased on the open market, in privately negotiated transactions, or otherwise in accordance with applicable federal securities laws. The specific timing and amount of future repurchases will be determined by market conditions, cash flow requirements, securities law limitations, and other factors. Repurchases may continue from time to time, as conditions permit, until the number of shares authorized to be repurchased have been acquired, or until the authorization to repurchase is terminated or expires, whichever occurs first.

The share repurchase authorization will be used at management’s discretion and will expire in two years, unless further extended by the Board of Directors. The repurchase program may also be suspended, modified, or discontinued at any time.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

•	STK, a modern twist on the American steakhouse concept with 23 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
•	Kona Grill, a polished casual, bar-centric grill concept with 24 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
•	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 13 venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:
ICR
Michelle Michalski or Raphael Gross
(646) 277-1224
Michelle.Michalski@icrinc.com

Media:
ICR
Seth Grugle
(646) 277-1272
seth.grugle@icrinc.com